IN THE UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF TEXAS
VICTORIA DIVISION

In re:	§	Chapter 11
	§	
BPZ Resources, Inc.,	§	Case No.: 15-60016 (DRJ)
	§	
Debtor.	§	

NOTICE OF (I) ENTRY OF CONFIRMATION ORDER AND
(II) ESTABLISHING DEADLINE FOR FILING OF REJECTION CLAIMS

PLEASE TAKE NOTICE that on November 12, 2015, the United States Bankruptcy Court for the Southern District of Texas entered its *Order Finally Approving Second Amended Disclosure Statement and Confirming Second Amended Chapter 11 Plan* [Dkt. No. 381] (the "Confirmation Order").[1]

PLEASE TAKE FURTHER NOTICE that a copy of the Confirmation Order, the Plan and all exhibits thereto may be obtained: (i) free of charge from the Debtor's noticing agent, Kurtzman Carson Consultant LLC's dedicated website related to the Debtor's chapter 11 case at http://www.kccllc.net/bpz; (ii) inspected during regular business hours at the office of the clerk of the Bankruptcy Court, United States Bankruptcy Court for the Southern District of Texas, Victoria Division, 515 Rusk Avenue Houston, Texas 77002; (iii) by contacting the counsel below; or (iv) by accessing the website maintained by the United States Bankruptcy Court at https://ecf.txsb.uscourts.gov/.

PLEASE TAKE FURTHER NOTICE that pursuant to Article V of the Plan, Proof(s) of Claim for any Claim arising out of rejection of an executory contract or an unexpired lease pursuant to the Plan **shall be filed with the Clerk of the Bankruptcy Court no later than December 14, 2015**, which is at least thirty (30) days after this notice of occurrence of the Confirmation Date has been served. Any such Claims covered by the preceding sentence not Filed within such time shall be forever barred from assertion against the Debtor, its Estate, the Liquidating Trust, and their respective properties and interests.

[1] The Confirmation Order was entered with respect to the *Second Amended Plan of Liquidation Pursuant to Chapter 11 of the Bankruptcy Code*, dated October 1, 2015(the "Plan"). All terms not otherwise defined herein shall have the meanings ascribed to them in the Plan.

Dated: November 13, 2015

HAWASH MEADE GASTON NEESE & CICACK LLP

By: */s/ Walter J. Cicack*

WALTER J. CICACK
Texas State Bar No. 04250535
2118 Smith Street
Houston, Texas 77002
Telephone: (713) 658-9001
Facsimile: (713) 658-9011

and

STROOCK & STROOCK & LAVAN LLP
Kristopher M. Hansen (admitted *pro hac vice*)
Frank A. Merola (admitted *pro hac vice*)
Matthew G. Garofalo (admitted *pro hac vice*)
180 Maiden Lane
New York, NY 10038
Telephone: (212) 806-5400
Facsimile: (212) 806-6006

ATTORNEYS FOR THE DEBTOR AND DEBTOR-IN-POSSESSION